                                                                    EXHIBIT 21.0

                                  Subsidiaries


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------
FSI International                                Guam
FSI International Singapore Pte. Ltd.            Singapore
FSI international Asia, ltd.                     Taiwan
SCD Mountain View, Inc.                          Minnesota
Semiconductor Systems, Inc.                      California


* FSI International, Inc. also owns interests in Metron Technology B.V. (21%) and moFSI, Ltd. (49%).